UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2013

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19 and 22, 2013, John Carbone, Paul Maier and David Pfanzelter resigned as directors of Pure Bioscience, Inc. Mr. Maier and Dr. Carbone were members of the Audit and Compensation Committees of Pure Bioscience. The remaining directors have expressed their gratitude and appreciation for the service to the Corporation by Dr. Carbone, Mr. Maier and Mr. Pfanzelter.

The registrant has provided the resigned directors with a copy of this current report prior to the filing thereof and informed them that they had the opportunity to provide the registrant with correspondence stating whether they agree or disagree with the disclosure contained in this current report which the registrant would also file such correspondence as an exhibit to this current report or an amendment thereto.

Item 9.01.     Financial Statements and Exhibits

(d)     The following exhibits are filed with this report:

Exhibit Number	Description

17.1	Resignation of Dave Pfanzelter dated July 19, 2013
17.2	Resignation of Paul Maier dated July 22, 2013
17.3	Resignation of John Carbone dated July 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: June 25, 2013	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer, Interim Chief Financial Officer